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                      SECURITES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                   PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934


                              DECEMBER 18, 1995
               Date of Report (Date of Earliest Event Reported)



                              NASHUA CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)

       1-5492-1                                           02-0170100
(Commission File Number)                    (I.R.S. Employer Identification No.)


44 FRANKLIN STREET, NASHUA, NEW HAMPSHIRE                   03060
(Address of Principal Executive Offices)                 (Zip Code)

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                                (603)880-2323
             (Registrant's Telephone Number, Including Area Code)

                                NOT APPLICABLE
        (Former Name or Former Address, if Changed Since Last Report)


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                   INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5 - OTHER EVENTS
---------------------

On December 18, 1995, Nashua Corporation isssued the following press release:

                NASHUA CORPORATION APPOINTS GERALD G. GARBACZ
                    PRESIDENT AND CHEIF EXECUTIVE OFFICER

      FORMER BAKER & TAYLOR, W.R. GRACE EXECUTIVE NAMED TO LEAD COMPANY


NASHUA, N.H., December 18, 1995 -- Nashua Corporation (NYSE:NSH) today announced that Gerald G. Garbacz has been appointed president and chief executive officer, effective January 2. Garbacz will succeed Joseph A. Baute, who assumed those roles following the resignation of Francis J. Lunger in November. Garbacz also will become a director of the Company, increasing
Nashua's board membership to eight. Baute, 67, will continue to serve as chairman of the Company's Board of Directors.

Garbacz, 59, brings to Nashua almost 30 years of financial and general management leadership and experience. He was most recently chairman and chief executive officer of Baker & Taylor Inc., a distributor of books, videos and software that was formerly a unit of W.R. Grace and Co. Prior to leading Baker
& Taylor, Garbacz had spent 18 years at Grace, an international chemical and health care conglomerate, including the last five years as an executive vice president and director. Garbacz's accomplishments at Grace included overseeing the company's specialty products businesses and doubling their revenues from $1 billion to $2 billion, and returning the Baker & Taylor unit to profitability.

Joseph A. Baute, chairman of Nashua Corporation, stated, "Gerry Garbacz brings an excellent track record of successfully rebuilding and growing global organizations. Over the past several months, Nashua has taken several major steps towards focusing its operations on its core markets, broadening its management team and strengthening its financial performance. We believe that Gerry will provide Nashua with the experience, leadership and vision necessary to build on these initiatives and accelerate our growth."

Garbacz said, "I am excited to be joining Nashua Corporation, a company with a rich history of manufacturing excellence and an outstanding reputation for quality and service. I am eager to get to know, and work with, Nashua's bright, talented and dedicated workforce."
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Garbacz continued, "My top priorities at Nashua will be to return the Company to profitability, generate a pattern of consistent revenue growth, and build shareholder value. There are excellent opportunities for growth within each of Nashua's divisions and I look forward to working with Nashua's management team as we capitalize on those opportunities."

Before joining Grace, Garbacz was chief financial officer for Phillips
Industries, a $600 million manufacturer of components for mobile housing. He also worked at Boise Cascade Corporation as director of corporate planning.


Garbacz earned a bachelor of science degree from the U.S. Naval Academy and a master's of business administration degree from the Amos Tuck School at Dartmouth College. Garbacz's experience also includes four years as an officer in the U.S. Marine Corps and one year as a White House Fellow where he served as Special Assistant to the Secretary of Defense. He currently serves on the Board of Directors for Handy & Harman, an $800 million precious metals and materials company.

Separately, Nashua announced that J. Brian Quinn has resigned from Nashua's board of directors.

Nashua Corporation offers a diverse mix of products including thermal papers, pressure-sensitive labels, specialty papers and tapes, copier, ink jet and laser printer supplies, aluminum substrates, and amateur photofinishing services.

                                  SIGNATURES

Pursuant to the requirements of the Securites Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.


                                                   NASHUA CORPORATION

December 27, 1995                               By /s/ Daniel M. Junius
                                                   --------------------
                                                   Daniel M. Junius
                                                   Vice-President-finance
                                                   and Chief Financial Officer